                                                       Exhibit No. EX-99.d.1.iii

                               AMENDMENT NO. 10 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS  AMENDMENT  to the Exhibit A to the  Investment  Management  Agreement
dated  December 15, 1999 (the  "Agreement")  between  DELAWARE  POOLED TRUST and
DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the
"Investment Manager"),  amended as of the 19th day of December,  2007, lists the
Portfolios  for which the  Investment  Manager  provides  investment  management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each
Portfolio. This Amendment supersedes all previous amendments to Exhibit A to the
Investment Management Agreement.

------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                              Management Fee Schedule
                                                                                                (as a percentage of
                                                                                             average daily net assets)
                   Portfolio Name                              Effective Date                       Annual Rate
------------------------------------------------------ -------------------------------- ------------------------------------
The All-Cap Growth Equity Portfolio                           February 28, 2000                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Core Focus Fixed Income Portfolio                           June 28, 2004                          0.40%
------------------------------------------------------ -------------------------------- ------------------------------------
The Core Plus Fixed Income Portfolio                            June 28, 2002                          0.43%
------------------------------------------------------ -------------------------------- ------------------------------------
The Focus Smid-Cap Growth Equity Portfolio                   September 15, 2003                        0.75%
(formerly The Small-Cap Growth II Equity Portfolio)
------------------------------------------------------ -------------------------------- ------------------------------------
The High-Yield Bond Portfolio                                 December 15, 1999                        0.45%
------------------------------------------------------ -------------------------------- ------------------------------------
The Intermediate Fixed Income Portfolio                       December 15, 1999                        0.40%
------------------------------------------------------ -------------------------------- ------------------------------------
                                                        November 1, 2005 (as restated
The Large-Cap Growth Equity Portfolio                                on                                0.55%
                                                             December 19, 2007)
------------------------------------------------------ -------------------------------- ------------------------------------
The Large-Cap Value Equity Portfolio                          December 15, 1999                        0.55%
------------------------------------------------------ -------------------------------- ------------------------------------
The Mid-Cap Growth Equity Portfolio                           December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                            0.75% on first $500 million
                                                                                            0.70% on next $500 million
The Real Estate Investment Trust Portfolio                    December 15, 1999            0.65% on next $1,500 million
                                                                                           0.60% on assets in excess of
                                                                                                  $2,500 million
------------------------------------------------------ -------------------------------- ------------------------------------
The Real Estate Investment Trust Portfolio II                 December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Small-Cap Growth Equity Portfolio                         December 15, 1999                        0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
The Smid-Cap Growth Equity Portfolio                          December 1, 2004                         0.75%
------------------------------------------------------ -------------------------------- ------------------------------------
                                                                                          0.99% on the first $100 million
                                                                                          0.90% on the next $150 million
The Global Real Estate Securities Portfolio                    January 9, 2007           0.80% on assets in excess of $250
                                                                                                      million
------------------------------------------------------ -------------------------------- ------------------------------------

DELAWARE MANAGEMENT COMPANY,                 DELAWARE POOLED TRUST
a series of Delaware Management
Business Trust

By:      /s/ Patrick P. Coyne                By:      /s/ Patrick P. Coyne
Name:    Patrick P. Coyne                    Name:    Patrick P. Coyne
Title:   President/Chief Executive Officer   Title:   President

Attest:  /s/ Kathryn R. Williams             Attest:  /s/ Kathryn R. Williams
Name:    Kathryn R. Williams                 Name:    Kathryn R. Williams
Title:   Vice President/                     Title:   Vice President/
         Associate General Counsel/                   Associate General Counsel/
         Assistant Secretary                          Assistant Secretary